                                                                    Exhibit 10.1


                       SPELLING ENTERTAINMENT GROUP INC.

                       AND ITS SUBSIDIARIES, AS BORROWERS

                                CREDIT AGREEMENT

                         Dated as of September 30, 1996

                             VIACOM INC., AS LENDER

                               TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
                                                    ARTICLE I

                                        DEFINITIONS: CERTAIN RULES OF CONSTRUCTION

                             Definitions ................................................    1

                                                   ARTICLE II

                                  AMOUNT AND TERMS OF THE REVOLVING CREDITS

               2.1.          Revolving Loans ............................................    9
               2.2.          Borrowing Requests .........................................   10
               2.3.          Revolving Note .............................................   10
               2.4.          Application of Proceeds ....................................   10

                                                 ARTICLE III

                                                THE TERM LOAN
               3.1.          Term Loan ..................................................   10
               3.2.          Term Note ..................................................   11
               3.3.          Virgin Term Loan ...........................................   11
               3.4.          Virgin Term Note ...........................................   11

                                                  ARTICLE IV

                                  CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

               4.1.          Conversion/Continuation Option .............................   11
               4.2.          Interest ...................................................   12
               4.3.          Interest on Overdue Amounts ................................   12
               4.4.          Limitation by Applicable Law ...............................   12
               4.5.          Commitment Fee .............................................   12
               4.6.          Facility Fee ...............................................   13
               4.7.          Annual Administrative Fee ..................................   13
               4.8.          Computations of Interest and Fees ..........................   13
               4.9.          Break-Funding Costs ........................................   13

                                             ARTICLE V

                                              PAYMENTS

               5.1.          Payment at Maturity .......................................     13
               5.2.          Prepayments ...............................................     14
               5.3.          Reborrowings ..............................................     14
               5.4.          Payment with Accrued Interest .............................     14
               5.5.          Payments ..................................................     14

                                             ARTICLE VI

                                      CONDITIONS OF LENDING

               6.1.          Conditions to Each Extension of Credit ....................     15

                                            ARTICLE VII

                                             COVENANTS

               7.1.          Minimum Net Worth .........................................     15
               7.2.          Non-Borrower Subsidiaries .................................     15
               7.3.          Compliance Statements .....................................     16
               7.4.          Disposition of Assets .....................................     16

                                            ARTICLE VIII

                                   REPRESENTATIONS AND WARRANTIES

               8.1.          Borrower's Representations and Warranties .................     16
               8.2.          Lender's Representations and Warranties ...................     17

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
                                                     ARTICLE IX

                                                 EVENTS OF DEFAULT

                9.1.         Events of Default ...........................................   18
                9.2.         Certain Actions Following an Event of Default ...............   21
                9.3.         Annulment of Defaults .......................................   22
                9.4.         Waivers .....................................................   22

                                                     ARTICLE X

                                                   MISCELLANEOUS

               10.1.         Expenses ....................................................   22
               10.2.         General Indemnity ...........................................   23
               10.3.         Successors and Assigns ......................................   23
               10.4.         Notices .....................................................   24
               10.5.         Course of Dealing: Amendments and Waivers ...................   24
               10.6.         Venue: Service of Process ...................................   24
               10.7.         General .....................................................   25
               10.8.         Section Titles ..............................................   25
               10.9.         Execution in Counterparts ...................................   25

SCHEDULES AND EXHIBITS

Exhibit 2.3              Revolving Note
Exhibit 3.2              Term Note

                       SPELLING ENTERTAINMENT GROUP INC.
                                CREDIT AGREEMENT

            This Agreement, dated as of September 30, 1996 is among Spelling Entertainment Group Inc., a Delaware corporation, its subsidiaries that are from time to time party hereto and Viacom Inc., a Delaware corporation ("Lender"). The parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            1.1. Defined Terms. Except as otherwise explicitly specified to the contrary, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein shall have the respective meanings provided under GAAP and (f) terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided under the UCC. Certain capitalized terms are used in this Agreement, as specifically defined as follows:

         "Affiliate" means, with respect to any Person (or other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, that Person, and shall include
(a) any officer or director or general partner of that Person and (b) any Person of which that Person or any Affiliate (as defined in clause (a) above) of that Person shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests; provided, however, that for purposes of the Credit Documents, none of Lender or its officers, directors, shareholders, Affiliates and Subsidiaries (other than Company and its Subsidiaries) shall be deemed Affiliates of the Company, the other Borrowers or the Company's other Subsidiaries.

            "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.





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
        "Applicable Eurodollar Rate Margin" shall mean, for any Fiscal Quarter, the percentage set forth below opposite the Total Debt/EBITDA ratio of the Borrower, as determined as of the end of the last preceding Fiscal Quarter for which the Lender has received a compliance certificate:

                                  Total Debt/EBITDA

                                        Ratio                 Margin
                                        -----                 ------
                                       >7.0x                   2.50%

                                        6.0x-7.0x              2.00%

                                        5.5x-6.0x              1.50%

                                        5.0x-5.5x              1.00%

                                       <5.0x                    .75%

            "Applicable Rate" means: (a) with respect to each Eurodollar Rate Loan hereunder, the Eurodollar Rate and (b) with respect to each Base Rate Loan hereunder, the Base Rate.

            "Articles" means the articles of organization, certificate of incorporation, trust indenture statute, constitution, joint venture agreement, partnership agreement or other charter document of any Person other than an individual, each as from time to time in effect.

            "Authorized Officer" shall mean, with respect to the Borrower, its chief executive officer, executive vice president, senior vice president, chief financial officer, chief accounting officer or treasurer.

            "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Los Angeles, California or New York City, New York are authorized or required by law or other governmental action to close.

            "Bankruptcy Code" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

            "Bankruptcy Default" means an Event of Default referred to in
Section 9.1(k)

            "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect for such day, which rate per annum shall be equal at all times to the higher of:

         (a) the rate of interest announced publicly by the Administrative Agent of the Viacom Credit Facilities in New York, New York as the Administrative Agent's base rate in effect for such day; or

         (b)     the Federal Funds Rate for such day plus 1/2 of 1 % per annum.

            "Base Rate Loan" means any Loan or portion thereof that bears interest with reference to the Base Rate.

            "Borrower" or "Borrowers" means the Company and each of the Company's Subsidiaries indicated as Borrowers on the signature pages hereof (or pursuant to a joinder hereto) on a joint and several basis.

            "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Articles of such Person, all as from time to time in effect.

            "Capitalized Leases" means, as applied to any person, any lease of property by such Person as lessee which should be capitalized on a balance sheet of such person prepared in accordance with GAAP.

            "Closing Date" means each date on which any extension of credit is made pursuant to Section 2.1.

            "Collateral" has the meaning assigned to that term in the Pledge and Security Agreement or any other Security Document.

            "Commitment" means Lender's obligations to extend the credits contemplated by the Credit Documents.

            "Commitment Termination Date" means, the earlier of (i) Final Loan Maturity Date, or (ii) the date of the earlier termination of the Commitment pursuant to the terms hereof.

             "Company" means Spelling Entertainment Group Inc., a Delaware corporation.

            "Copyright Mortgages and Assignments" has the meaning assigned to that term in the Pledge and Security Agreement.

            "Credit Documents" means:

            (a) this Agreement, the Notes, and the Guaranty, each as from time to time in effect;

            (b) all Security Documents, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Lender by the Company or any of its Subsidiaries or Affiliates in connection herewith or therewith; and

            (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or (so long as the Company or its Subsidiary is also party thereto) any Affiliate of any of them, on one hand, and the Lender, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

            "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any of their respective Affiliates party to a Credit Document owing to Lender or any other Indemnified Party under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, commitment fees, and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

            "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement, the Security Documents or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the Collateral described in the Security Documents.

            "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

            "Earnings from Operations" means, at any time, for the Borrower and its Subsidiaries, revenue plus equity in earnings of affiliated companies, less
(i) operating expenses (ii) selling expenses, (iii) general and administrative expenses and (iv) depreciation and amortization expenses.

            "EBITDA" means, at any time, the Earnings from Operations of the Borrower and its Subsidiaries on a consolidated basis as set forth in the statement of operations of the Borrower and its Subsidiaries for the immediately preceding four Fiscal Quarters (adjusted to account for material dispositions during such four Fiscal Quarters), plus (to the extent previously deducted) (a) the sum of the following expenses of the Borrower and its Subsidiaries for such period: (i) depreciation expense; (ii) amortization expense (including all amortization expenses recognized in accordance with APB 16 and 17 but excluding all other amortization of programming and production costs); and (iii) in the event that, during such period, the Borrower or any of its Subsidiaries acquires all or substantially all of the assets or Equity of any other Person or any Equity in any other Person that is reported on an equity basis, the EBITDA of such Person, as determined in accordance with the terms of this definition, shall be included in the EBITDA of the Borrower for all Fiscal Quarters during such period, less the proportional EBITDA of the interests held by any other Person in entities fully consolidated with the Borrower and its Subsidiaries, as determined in accordance with the terms of this definition.

            "Equity" means all shares, options, equity interests, general or limited partnership interests, joint venture interests or participation or other equivalents (regardless of how designated) of or in a corporation, partnership or other entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock, purchase rights, warrants or options for any of the foregoing.

            "Eurodollar Rate" means for each day of the applicable Interest Period for such Loan, the rate of interest per annum determined by the Administrative Agent of the Viacom Credit Facilities to be the offered rate per annum at which deposits in dollars appears on the Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London Time), or in the event such offered rate is not available from the Telerate Page, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such percentage is not such a multiple) of the rates offered by the principal office of each of the Reference Banks (as defined in the Viacom Credit Facilities) in the London interbank market at 11:00 A.M. (London time), two Banking Days before the first day of such Interest Period for deposit in dollars in an amount substantially equal to the aggregate of the Eurodollar Rate Loans to which such Interest Period relates and for a period equal to such Interest Period.

            "Eurodollar Rate Loan" means any Loan or portion thereof that bears interest at a rate determined with reference to the Eurodollar Rate.

            "Event of Default" is defined in Section 9.1.

            "Final Loan Maturity Date" means December 31, 1998.

            "Financing Debt" means:

                 (a)      Indebtedness in respect of borrowed money;

                 (b) Indebtedness in respect of notes, debentures or similar instruments;

                 (c)      Indebtedness in respect of capitalized leases:

                 (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

                 (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity); and

                 (f) Indebtedness in respect of unfunded pension liabilities.

            "Fiscal Quarter" means any three month period ending March 31, June 30, September 30 or December 31 of any fiscal year.

            "Fiscal Year" means such twelve month period ending December 31.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other practices as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

            "Guarantee" means, with respect to the Company (or other specified Person):

            (a) any guarantee by the Company of the payment or performance of, or any contingent obligation by the Company in respect of, any Indebtedness or other obligation of any other Person:

            (b) any other arrangement whereby credit is extended to a Person on the basis of any promise or undertaking of the Company (including any "comfort letter" or "keep well agreement" written by the Company to a creditor or prospective creditor of such Person) to
            (i) pay the Indebtedness of such Person, (ii) purchase an obligation owed by such Person, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or
            (iv) maintain the capital, working capital, solvency or general financial condition of such Person, in each case whether or not such arrangement is disclosed in the balance sheet of the Company or referred to in a footnote thereto;

            (c) any liability of the Company as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

            (d) any liability of the Company as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

            (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the greater of (i) the amount which should be carried on the balance sheet of the Guarantor in respect of such Guarantee or (ii) the amount which should be carried on the balance sheet of the obligor whose obligations were guaranteed in respect of such obligations, in each case as determined in accordance with GAAP.

            "Guarantor" means the Company, the Borrowers and each other Subsidiary of Company from time to time indicated as a Guarantor on the signature pages to the Guaranty (or pursuant to a joinder thereto).

            "Guaranty" means the Guaranty of even date hereof among Lender, Borrowers and the other Guarantors, as from time to time in effect.

            "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of the Borrower, the obligations or the Borrower for borrowed money under this Agreement), (ii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iii) all obligations or such Person as lessee under Capitalized Leases, (iv) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such indebtedness is assumed by such Person, (v) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided that Indebtedness of the Borrower and its Subsidiaries shall not include (a) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness.

            "Indemnified Party" is defined in Section 10.2.

            "Interest Period" means: (a) in the case of Base Rate Loans, the period commencing on the date such loans are made or on the date of conversion from Eurodollar Rate Loans and ending on the last day of each fiscal quarter and (b) with respect to any Eurodollar Rate Loan, any period, selected as provided in Section 2.2, of one, two or three months commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so selected or, if such subsequent calendar month has no corresponding date, on the last date of such subsequent calendar month); provided, however, with respect to any Base Rate Loans or Eurodollar Rate Loans, that if any Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by Lender.

            "Lender" means Viacom Inc. and its successors and assignees.

            "Loan" or "Loans" means one or more of the Revolving Loans or the Term Loan or any combination thereof.

            "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

            "Material Adverse Change" means a material adverse change since June 30, 1996 in the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a consolidated basis).

            "Material Subsidiary" means a Subsidiary which acquires substantially all of the stock or assets of a Borrower or a Subsidiary which the parties agree is a Material Subsidiary.

            "Net Worth" means, at anytime, as to the Borrower and its subsidiaries on a consolidated basis (determined in accordance with GAAP), the excess of total assets over (i) total liabilities as shown on the Borrower's then most recent consolidated balance sheet.

            "Notes" means the Revolving Note and the Term Note.

            "Notice of Borrowing" is defined in Section 2.2.

            "Notice of Continuation or Conversion" is defined in Section 4.1.

            "Obligor" means the Company, each other Borrower, each other Guarantor and each other Person guaranteeing or granting collateral to secure any Credit Obligations.

            "Person" means any corporation, association, partnership, joint venture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

            "Pledge and Security Agreement" means the Pledge and Security Agreement of even date hereof among Lender, Borrowers and the other Guarantors, as from time to time in effect.

            "Product" has the meaning assigned to that term in the Pledge and Security Agreement.

            "Product Rights" has the meaning assigned to that term in the Pledge and Security Agreement.

            "Revolving Loan" is defined in Section 2.1.

            "Revolving Note" is defined in Section 2.3.

            "Security Documents" means the Pledge and Security Agreement, the Guaranty, the Copyright Mortgages and Assignments, and any other present or future agreements, instruments or documents from time to time between any Borrower, any other Guarantor, any of their respective Subsidiaries or Affiliates, or any other Person and Lender relating to the guaranty of or pledge of a security interest or assignment to secure the payment and performance of the Credit Obligations, as such agreements, instruments or documents are from time to time in effect.

             "Stated Amount of Revolving Credit" means, at any date, the lesser of (a) One Hundred and Fifty-five Million Dollars ($155,000,000) or (b) such lesser amount (in an integral multiple of $1,000,000) specified by irrevocable written notice from the Borrowers to the Lender permanently reducing the Stated Amount of Revolving Credit.

            "Subsidiary" of any Person means any other Person of which such Person or other specified Person shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided, however, that the term Subsidiary shall not include any joint venture.

            "Term Loan" is defined in Section 3.1.

            "Term Note" is defined in Section 3.2.

            "Total Debt" of the Borrower and its Subsidiaries means, on any date, the total outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

            "Trademark Mortgages and Assignments" has the meaning assigned to that term in the Pledge and Security Agreement.

            "UCC" means the Uniform Commercial Code as in effect in New York on the date hereof.

            "Unused Availability" means, at any date, the excess of the Stated Amount of Revolving Credit over the Revolving Loan.

            "Viacom Credit Facilities" means (i) the $6,489 Billion Credit Agreement dated as of July 1, 1994, as amended from time to time, among Viacom Inc. and the banks named therein; (ii) the $1.8 Billion Credit Agreement, dated as of September 29, 1994, as amended from time to time, among Viacom Inc. and the banks named therein; (iii) any successor credit facilities obtained by Viacom.

                                   ARTICLE II

                      AMOUNT AND TERMS OF REVOLVING CREDIT

            2.1. Revolving Loans. Subject to all of the terms and conditions of this Agreement and so long as no Default exists, the Lender will make loans to the Borrowers, who shall borrow on a joint and several basis, from time to time prior to the Commitment Termination Date, in an aggregate principal amount equal to the amount requested in accordance with
Section 2.2 but not to exceed at any time an aggregate amount equal to Stated Amount of Revolving Credit then in effect. The aggregate principal amount of the loans made pursuant to this Section 2.1 at any time outstanding is referred to as the "Revolving Loan".

            2.2. Borrowing Requests. Revolving Loans will be made to the Borrowers by the Lender under Section 2.1 on any Banking Day prior to the Commitment Termination Date. With respect to Eurodollar Rate Loans, not later than noon (New York time) on the fourth Banking Day prior to the requested Closing Date for any such Loan, and with respect to Base Rate Loans, not later than noon (New York time) on the second Banking Day prior to the requested Closing Date for any such Loan, Company, for and on behalf of all the Borrowers, will give the Lender notice (either written notice, or telephonic notice promptly confirmed in writing) of their request (a "Notice of Borrowing") specifying (a) the amount of the requested loan (not less than $1,000,000 and in integral multiples of $500,000), (b) whether such Loan shall be a Base Rate Loan or a Eurodollar Rate Loan, (c) the requested Closing Date therefor, and (d) with respect to Eurodollar Rate Loans the requested Interest Period; provided that (i) Interest Periods shall be selected so that there shall be no more than five (5) Interest Periods outstanding at any time; (ii) no Interest Period with respect to any Revolving Loan shall expire later than the Commitment Termination Date; and (iii) in the event Borrowers fail to specify an Interest Period for any Revolving Loan in the applicable Notice of Borrowing, Borrowers shall be deemed to have selected an Interest Period of one month.

            2.3. Revolving Note. The Revolving Loan shall be evidenced by a promissory note in substantially the form of Exhibit 2.3 (the "Revolving Note") payable by the Borrowers (on a joint and several basis) to the order of the Lender.

            2.4. Application of Proceeds.

            (a) The Borrowers will apply the proceeds of the Revolving Loan for working capital and for other general corporate purposes of the Company and its Subsidiaries.

            (b) The Borrowers will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by any laws or regulations applicable to the Borrowers.

                                  ARTICLE III

                                 THE TERM LOAN

            3.1. Term Loan. On the terms and subject to the conditions contained in this Agreement, the Lender agrees to make a term loan to the Borrower on the Closing Date in an amount of Two Hundred Million Dollars ($200,000,000). The aggregate principal amount of the loan made pursuant to Section 3.1 of the Credit Agreement at any time outstanding is referred to as the "Term Loan".

            3.2 Term Note. On the Closing Date, the Borrowers shall deliver to Lender a promissory note in substantially the form of Exhibit 3.2 (the "Term Note") payable by the Borrowers (on a joint and several basis) to the order of the Lender.

            3.3. Virgin Term Loan. At the point when that certain credit facility between Bank of America NT&SA and Virgin Interactive Entertainment, Inc. (the "Virgin Facility") becomes due and payable and has not otherwise been refinanced, the Lender shall make a term loan to the Borrower in an amount equal to One Hundred Million Dollars ($100,000,000) or, if less, the amount outstanding under the Virgin Facility on the terms and subject to the conditions contained in this Agreement. The proceeds from this term loan shall be used by the Borrower to repay all amounts outstanding under the Virgin Facility.

            3.4. Virgin Term Note. Upon the making of the Virgin Term Loan, the Borrowers shall deliver to Lender a promissory note substantially similar in form to the Term Note payable by the Borrowers (on a joint and several basis) to the order of the Lender.

                                   ARTICLE IV

                   CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

            4.1. Conversion/Continuation Option. The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof as Eurodollar Rate Loans for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Rate Loans of the Borrower so converted or so continued for each Interest Period must be not less than $1,000,000 and in integral multiples of $500,000 in excess thereof. Each such election (a "Notice of Conversion or Continuation") shall be made by giving the Lender at least two Banking Days, in the case of a conversion to or a continuation of a Base Rate Loan, and four Banking Days, in the case of a conversion to or a continuation of a Eurodollar Rate Loan, prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Banking Day and, if a conversion from a Eurodollar Rate Loan, shall also be the last day of the Interest Period therefor). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 4.1, the Lender does not receive a Notice of Conversion or Continuation from the Borrower containing an election to continue all or any portion of the Eurodollar Rate Loans for an additional Interest Period or to convert all or any portion of such Loans, then, upon the expiration of the Interest Period therefor, such Loans or the portions thereof for which an election to continue or convert has not been made will be automatically continued for a period of one month. Each Notice of Conversion or Continuation shall be irrevocable. In the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued pursuant to a Notice of Conversion or Continuation (or in the absence of a Notice of Conversion or Continuation as provided in this Section 4.1) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires.

            4.2. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum, on such dates as specified below (each a "Payment Date"):

            (a) Base Rate Loans. For Base Rate Loans, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of September, December, March and June, on the Final Loan Maturity Date and on the date any Base Rate Loan is converted or paid in full.

            (b) Eurodollar Rate Loans. For Eurodollar Rate Loans, at a rate per annum equal at all times during the Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin, payable in arrears on the last day of such Interest Period.

            4.3. Interest on Overdue Amounts. The Borrowers will on demand pay daily interest (including post-petition interest in any proceeding under applicable bankruptcy laws) on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest and fees owed under any Credit Document at a rate per annum which equals the sum of 2% plus the highest Applicable Rate then in effect.

            4.4. Limitation by Applicable Law. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rates on the Loans shall in no event be in excess of the maximum permitted by applicable law.

            4.5. Commitment Fees. In consideration of the Lender's commitments to make the extensions of credit provided for in Section 2, while such commitments are outstanding, the Borrowers jointly and severally will pay to the Lender, quarterly in arrears on the last day of each fiscal quarter, a commitment fee equal to daily interest at the rate of .375% per annum on the amount by which (a) the daily Stated Amount of Revolving Credit during the three-month period or portion thereof ending on such date exceeded (b) the daily Revolving Loans outstanding during such period or portion thereof; provided, however that such commitment fee shall be reduced or increased to correspond with any reductions or increases in the commitment fees payable by Lender to its lenders under the Viacom Credit Facilities.

            4.6. Facility Fee. Borrowers (jointly and severally) agree to pay to Lender, payable annually on January 31 of each year, a facility fee equal to One Hundred and Fifty Thousand Dollars ($150,000) per annum. If Borrowers permanently and irrevocably terminate Lender's obligations to make the Revolving Loans and Term Loan hereunder and Borrowers repay all Credit Obligations hereunder and under the other Credit Documents, then Lender agrees to repay to Borrowers a portion of the annual facility fee paid to Lender pursuant to this Section 4.6 with respect to the applicable one year period, pro-rated on the basis of a 360-day year for the actual number of days remaining in the year.

            4.7.  Annual Administrative Fee.   Borrowers (jointly and
severally) agree to pay Lender an annual administrative fee equal to $15,000 on January 31 of each year prior to the Commitment Termination Date.

            4.8. Computations of Interest and Fees. For purposes of this Agreement, all computations of the Commitment Fee or of interest based on the rate of interest specified in clause (i) of the definition of Base Rate shall be made on the basis of a year of 365 or 366 days as the case may be, and all computations of interest based on the Eurodollar Rate or clause (ii) of the definition of Base Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            4.9. Break-Funding Costs. If Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the amounts due under this Agreement pursuant to Section 9.2(c) or for any other reason, the Borrower shall, upon demand by Lender, pay to the Lender any amounts required to compensate Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (excluding any loss of the margin payable in accordance with Section 4.2(b) on the amount of principal so paid, or any loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such Loan. The obligations of the Borrower contained in this Section 4.9 shall survive payment of the Loans.

                                   ARTICLE V

                                   PAYMENTS

            5.1. Payment at Maturity. On the stated or any accelerated maturity of the Notes, the Borrowers will pay to the Lender for credit to the applicable Note an amount equal to the principal evidenced by the applicable Note then due, together with all accrued and unpaid interest thereon and all other Credit Obligations in respect thereof then outstanding.

         5.2.    Prepayments.

         (a) Contingent Required. If at any time the aggregate of the Revolving Loans outstanding exceeds the Stated Amount of Revolving Credit then in effect, the Borrowers will promptly pay the amount of such excess to Lender.

         (b) Voluntary Prepayments. In addition to the prepayments required by Section 5.2(a), the Borrowers may from time to time prepay all or any portion of the Eurodollar Rate Loans or the Base Rate Loans, without premium; provided, however, that any such prepayments are made in accordance with Section 4.9 hereof and further provided that the Borrower, making such a prepayment, shall give the Lender at least four (4) Banking Days', in the case of Eurodollar Rate Loans, or two (2) Banking Days', in the case of Base Rate Loans, prior notice of its intention to prepay, specifying the date of payment, the total principal amount of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

         5.3. Reborrowings. The amounts of the Revolving Loan repaid or prepaid pursuant to Section 5.2(b) may be reborrowed from time to time prior to the Commitment Termination Date in accordance with Section 2. Amounts of the Term Loan repaid or prepaid pursuant to Section 5.2(b) may not be reborrowed.

         5.4. Payment with Accrued Interest. Upon all prepayments of the Loans, the Borrower making the prepayment shall pay to the Lender the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 5.2(b) and whether or not notice is given of prepayments pursuant to Section 5.2(a), the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

         5.5.    Payments.

         (a) The Borrowers shall make each payment of principal, interest and fees hereunder and under the Notes, without defense, setoff or counterclaim, not later than 12 noon, New York time, on the day when due in lawful money of the United States of America to the Lender at an account of the Lender designated from time to time in immediately available funds.

         (b) Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Banking Day, such payment may be made on the next succeeding Banking Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                                   ARTICLE VI

                             CONDITIONS OF LENDING

        6.1 Conditions to Each Extension of Credit. The obligations of Lender to make any Loan pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such Loan, of the following conditions:

         (a) Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect. Lender shall have received copies of all documents that Lender may have reasonably requested in connection with the foregoing.

         (b) No Default. No Default shall have occurred and be continuing, or would result from such borrowing.

         (c) Representations and Warranties. All representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on the date of such Loan to the same extent as though made on and as of that date.

                                  ARTICLE VII

                                   COVENANTS

         7.1. Minimum Net Worth. On the last day of each Fiscal Quarter, commencing September 30, 1996, the Net Worth of the Borrower and its Subsidiaries shall not be less than 75% of the Net Worth of the Borrower and its Subsidiaries as of June 30, 1996.

         7.2 Compliance Statement. The Borrower shall furnish to the Lender a certificate issued by a Authorized Officer of the Borrower (i) demonstrating compliance at the end of the accounting period described in such statements with the financial covenants contained herein and (ii) containing in reasonable detail the component figures contained in the respective total figures stated in such certificate.

         7.3. Non-Borrower Subsidiaries. Each of the Borrowers covenants that, until all of the Credit Obligations shall have been paid in full and until Lender's commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, it and its respective present and future Subsidiaries will cause any present and future Material Subsidiary to become a Borrower hereunder (other than a Material Subsidiary organized under the laws of a jurisdiction outside of the United States) by executing a joinder to this Agreement, the Security Documents and such other documents as the Lender may reasonably request.

         7.4. Disposition of Assets. Neither the Company, the Borrowers nor any Material Subsidiary will sell, lease, license, convey or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets whether now owned or hereafter acquired; provided, however, that Company and its Subsidiaries may sell, distribute or otherwise exploit Product and Product Rights in the ordinary course of business.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         8.1. Borrower's Representations and Warranties. In order to induce the Lender to extend credit to the Borrowers hereunder, each of the Borrowers jointly and severally represents and warrants that:

         (a) Organization, Etc. Each Borrower is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Lender the security interests in the Credit Security owned by it to secure the Credit Obligations and
         (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Borrower has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party.

         (b) No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the fulfillment of the terms hereof or of any other Credit Document, has constituted or resulted in or will constitute or result in:

                 (i) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound;

                 (ii) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

                 (iii) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company or any of its Subsidiaries; or

                 (iv) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any Articles, By-law, agreement, instrument, deed or lease.

Other than filings to perfect the security interests in the Credit Security, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, or the making of any borrowing hereunder.

         (c) Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Articles or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, in each case, so as to result, or pose a material risk of resulting, in any Material Adverse Change.

         (d) Validity. Each of the Credit Documents has been duly executed and delivered by each Obligor and is the legally valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

         (e) No Material Adverse Change. No event or change has occurred that represents, either in any case or in the aggregate, a Material Adverse Change.

                 8.2. Lender's Representations and Warranties. In order to induce the Borrowers to enter into this Agreement and the other Credit Documents. Lender represents and warrants that:

        (a) Organization, Etc. Lender is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party. Lender has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party.

         (b) Validity. Each of the Credit Documents to which Lender is a party has been duly executed and delivered by Lender and is the legally valid and binding obligation of Lender, enforceable against Lender in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.1. Events of Default. The following events are referred to as "Events of Default":

         (a) Any Borrower shall fail to make any payment in respect of: (a) interest on any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of five consecutive days, or (b) any fee on, or any expense or indemnity in respect of, any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days after notice thereof by the Lender to the Company, or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

         (b) The Company or any of its Subsidiaries or any of their respective Affiliates party to any Credit Document shall fall to perform or observe any other covenant. agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall, not be cured within 30 days after notice thereof by Lender to the Company.

         (c) Any material representation or material warranty of or with respect to the Company, any of its Subsidiaries or any of their respective Affiliates party to any Credit Document made to Lender in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

         (d) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt

         (other than the Credit Obligations) outstanding in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000:

         (e) The Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure or condition shall permit the acceleration of such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000;

         (f) Any such Financing Debt of the Company or any of its Subsidiaries in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

         (g) Any lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall be enforced by foreclosure or similar action, or

         (h) Any holder of any such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall exercise any right of rescission with respect to the issuance thereof.

         (i) Any Credit Document shall cease, for any reason (other than the scheduled termination thereof in accordance with its terms), to be in full force and effect: or the Company, any of its Subsidiaries or any of their respective Affiliates party thereto shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby, except solely as a result of failure by the Lender to file continuation statements with respect to financing statements or to take other similar administrative steps within its sole control.

         (j)     A final judgment:

                 (i) which, with other outstanding final judgments against the Company and any of its Subsidiaries, exceeds an aggregate of $3,000,000 shall be rendered against the Company or any of its Subsidiaries or Affiliates party to any Credit Document, or

                 (ii) which grants injunctive relief that results in, or poses a material risk of resulting in, a Material Adverse Change shall be rendered.

         and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

         (k) The Company, any of its Material Subsidiaries or any of their respective Affiliates obligated with respect to any Credit Obligation shall:

                 (i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                 (ii) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                 (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                 (iv) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors, or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                 (v) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                 (vi) make an assessment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         (l) Lender and its Affiliates shall cease to beneficially own and control a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Company.

         (m) Lender shall fail to make any payment when due in respect of or should otherwise be in breach or default of (in each case, after giving effect to any applicable grace period) the Viacom Credit Facilities.

         9.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

         (a) No Obligation to Extend Credit. Lender may terminate the obligations of Lender to make any further extensions of credit under the Credit Documents by furnishing notice thereof to the Borrowers; provided, however, that the obligations of Lender to make any further extensions of credit under the Credit Documents shall automatically terminate without notice to the Borrowers upon the occurrence of a Bankruptcy Default.

         (b) Specific Performance: Exercise of Rights. Lender may proceed to protect and enforce Lender's rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lender pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

         (c) Acceleration. Lender may, by notice in writing to the Borrowers, declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable; provided, however, that if an Event of Default described in Section 9.1(m) has occurred and is continuing but at the applicable time of determination the Indebtedness incurred under the Viacom Credit Facilities has not been accelerated, then Lender may not by reason of such Event of Default, declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable until such time, if ever, that the Indebtedness under the Viacom Credit Facilities is accelerated.

         (d) Enforcement of Payment; Setoff. Lender may proceed to enforce payment of the Credit Obligations in such manner as it may elect and to realize upon any and all rights in the Credit Security. Lender may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from Lender to the respective Obligors, regardless of the adequacy of any security for the Credit Obligations. Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.

         (e) Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Credit Document Shall be cumulative.

         9.3. Annulment of Defaults. Any Default or Event of Default shall be deemed to exist and to be continuing for any purpose of this Agreement until such Default or Event of Default has been completely cured in every respect or the Lender shall have waived such Default or Event of Default in writing or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default. No such action by the Lender shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lender upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         9.4. Waivers. Each of the Borrowers waives to the extent not prohibited by the provisions of applicable law that cannot be waived:

                 (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                 (b) any requirement of diligence or promptness in the part of Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                 (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

                                   ARTICLE X

                                 MISCELLANEOUS

        10.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated (unless such transactions are not consummated solely by reason of the gross negligence or willful misconduct of Lender), the Borrowers will pay:

                 (a) all reasonable expenses of Lender (including the reasonable fees, expenses and disbursements of counsel to Lender including allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, each other Credit Document, the transactions contemplated hereby and thereby and operations hereunder and thereunder;

                 (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other

                 Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                 (c) to the extent not prohibited by applicable law that cannot be waived, all other reasonable expenses incurred by Lender or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by Lender on a salaried basis) and expenses.

         10.2. General Indemnity. The Borrowers will, jointly and severally, indemnify Lender and hold Lender harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.4. The Borrowers will also, jointly and severally, indemnify Lender, each of the Lender's directors, officers, employees, attorneys, and Affiliates and each Person, if any, who controls Lender (Lender and each of such directors, officers, employees and Affiliates and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against that Indemnified Party, in any manner relating to or arising out of this Agreement or the other Credit Documents, Lender's agreement to make the Loans as provided herein, or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); provided that Borrowers shall have no obligation to an Indemnified Party hereunder with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of that Indemnified Party or (ii) an investigative proceeding related primarily to the activities of Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, and Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The indemnities contained in this subsection shall survive the termination of the other provisions of this Agreement, shall constitute separate and independent obligations of each Borrower from its other obligations under this Agreement and shall give rise to separate and independent causes of action against each Borrower.

         10.3. Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, including without limitation any assignee or transferee of any of the Loans, and all covenants and agreements by or on behalf of the Borrowers or Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Company and its Subsidiaries may not assign their rights or obligations under this Agreement.

         10.4. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addresser), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         (a) If to the Company or any of its Subsidiaries, to it in care of the Company at its address set forth on the signature page hereof, to the attention of the chief financial officer.

         (b) If to Lender, to it at its address set forth on the signature page of this Agreement, to the attention of the chief financial officer with a copy to the assistant treasurer and director of cash management.

         10.5. Course of Dealing; Amendments and Waivers. No course of dealing between Lender, on one hand, and the Company or any of its Subsidiaries or their respective Affiliates, on the other hand, shall operate as a waiver of any of Lender's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and its Subsidiaries acknowledges that if the Lender, without being required to do so by this Agreement or any other Credit Document, gives any notice or information to, or obtains any consent from, any of the Company and its Subsidiaries or any of their respective Affiliates, Lender shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by Lender.

         10.6.   Venue: Service of Process.  Each of the Borrowers:

         (a) Irrevocably submits to the nonexclusive jurisdiction of the state and federal courts located in the States of New York and California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

         (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts. any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Borrowers and the Lender consents to service of process in any such proceeding in any manner permitted by applicable state or federal law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10.4 is reasonably calculated to give actual notice.

         10.7. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by Lender, notwithstanding any investigation made by Lender on its behalf, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any other provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Sections 10.1 and 10.2 shall survive the termination of this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

         10.8. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        10.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    BORROWERS
                                    SPELLING ENTERTAINMENT GROUP INC.
                                    SPELLING ENTERTAINMENT INC.
                                    AARON SPELLING PRODUCTIONS, INC.
                                    LAUREL ENTERTAINMENT, INC.
                                    SPELLING FILMS INC.
                                    SPELLING TELEVISION INC.
                                    TORAND PRODUCTIONS INC.
                                    WORLDVISION ENTERPRISES, INC.
                                    HAMILTON PROJECTS, INC.
                                    WILSHIRE ENTERTAINMENT INC.
                                    SPELLING SATELLITE NETWORKS, INC.
                                    BIG TICKET TELEVISION INC.
                                    REPUBLIC ENTERTAINMENT INC.
                                    REPUBLIC DISTRIBUTION CORPORATION
                                    VIRGIN INTERACTIVE ENTERTAINMENT, INC.
                                    VIE HOLDING COMPANY
                                    WESTWOOD STUDIOS INC.

                                     By: /S/ PETER BACHMANN
                                     -----------------------------------------
                                             PETER BACHMANN
                                     As an authorized officer of each
                                     of the foregoing corporations

                                     Address:   5700 Wilshire Boulevard
                                                Los Angeles, California 90036

                                    LENDER
                                    VIACOM INC.

                                     By: /s/ VAUGHN A. CLARKE
                                     ----------------------------------------
                                             VAUGHN A. CLARKE
                                     Title:   Senior Vice President, Treasurer
                                     Address: 1515 Broadway
                                              New York, New York 10036

                                                                  Exhibit 2.3.
                                  REVOLVING NOTE
$155,000,000                                          as of September 30, 1996

         FOR VALUE RECEIVED, each of the undersigned, Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries listed on the signature page hereof (together with the Company, the "Borrowers"), jointly and severally, hereby promises to pay Viacom Inc. (the "Lender") or order, on the Final Loan Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of the loans made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers jointly and severally promise to pay daily interest, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to Lender at such account of Lender as is specified by Lender in writing from time to time.

         This Revolving Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of September 30, 1996, as from time to time in effect (the "Credit Agreement"), among the Borrowers and Lender and the Security Documents (as defined in the Credit Agreement). The principal of this Revolving Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Revolving Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

         The parties hereto including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                  BORROWERS
                                  SPELLING ENTERTAINMENT GROUP INC.
                                  SPELLING ENTERTAINMENT INC.
                                  AARON SPELLING PRODUCTIONS, INC.
                                  LAUREL ENTERTAINMENT, INC.
                                  SPELLING FILMS INC.
                                  SPELLING TELEVISION INC.
                                  TORAND PRODUCTIONS INC.
                                  WORLDVISION ENTERPRISES, INC.
                                  HAMILTON PROJECTS, INC.
                                  WILSHIRE ENTERTAINMENT INC.
                                  SPELLING SATELLITE NETWORKS, INC.
                                  BIG TICKET TELEVISION INC.
                                  REPUBLIC ENTERTAINMENT INC.
                                  REPUBLIC DISTRIBUTION CORPORATION
                                  VIRGIN INTERACTIVE ENTERTAINMENT, INC.
                                  VIE HOLDING COMPANY
                                  WESTWOOD STUDIOS INC.

                                    By: /s/ PETER BACHMANN
                                    ---------------------------------
                                            PETER BACHMANN
                                    As an authorized officer of each
                                    of the foregoing corporations

                                    Address:  5700 Wilshire Boulevard
                                              Los Angeles, California 90036

                                  LENDER
                                  VIACOM INC.

                                     By: /s/  VAUGHN A. CLARKE
                                     ---------------------------------
                                              VAUGHN A. CLARKE

                                     Title:   Senior Vice President, Treasurer
                                     Address: 1515 Broadway
                                              New York, New York 10036

                                                                   Exhibit 3.2.
                                 TERM NOTE
$200,000,000                                           as of September 30, 1996

FOR VALUE RECEIVE, each of the undersigned,  Spelling Entertainment Group
Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries listed on the signature page hereof (together with the Company, the "Borrowers"), jointly and severally, hereby promises to pay Viacom Inc. (the "Lender") or order, on the Final Loan Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers jointly and severally promise to pay daily interest, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.



         Payments hereunder shall be made to Lender at such account of Lender as is specified by Lender in writing from time to time.

         This Term Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of September 30, 1996, as from time to time in effect (the "Credit Agreement"), among the Borrowers and Lender and the Security Documents (as defined in the Credit Agreement). The principal of this Term Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Term Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

        The Parties hereto including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery acceptance performance and enforcement of this Term Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                 BORROWERS
                                 SPELLING ENTERTAINMENT GROUP INC.
                                 SPELLING ENTERTAINMENT INC.
                                 AARON SPELLING PRODUCTIONS, INC.
                                 LAUREL ENTERTAINMENT, INC.
                                 SPELLING FILMS INC.
                                 SPELLING TELEVISION INC.
                                 TORAND PRODUCTIONS INC.
                                 WORLDVISION ENTERPRISES, INC.
                                 HAMILTON PROJECTS, INC.
                                 WILSHIRE ENTERTAINMENT INC.
                                 SPELLING SATELLITE NETWORKS, INC.
                                 BIG TICKET TELEVISION INC.
                                 REPUBLIC ENTERTAINMENT INC.
                                 REPUBLIC DISTRIBUTION CORPORATION
                                 VIRGIN INTERACTIVE ENTERTAINMENT, INC.
                                 VIE HOLDING COMPANY
                                 WESTWOOD STUDIOS INC.

                                   By: /s/ PETER BACHMANN
                                   ----------------------------------
                                           PETER BACHMANN
                                    As an authorized officer of each
                                    of the foregoing corporations

                                    Address: 5700 Wilshire Boulevard
                                             Los Angeles, California 90036
                                 LENDER
                                 VIACOM INC.

                                   By:  /s/ VAUGHN A. CLARKE
                                   ----------------------------------
                                            VAUGHN A. CLARKE
                                   Title:   Senior Vice President, Treasurer
                                   Address: 1515 Broadway
                                            New York, New York 10036